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                                                                   EXHIBIT 10.1

                      General Electric Capital Corporation
                               Commercial Finance
                         501 Merritt Seven, Third Floor
                               Norwalk, CT  06851
                                  203-840-4500



                                                     June 29, 1995



Butler Service Group, Inc.
110 Summit Avenue
Montvale, NJ  07645

Gentlemen:

     We have been involved in discussions with you over the past few weeks concerning your request to increase, from $50,000,000 to $55,000,000 (the "Loan Increase"), the revolving credit facility extended by General Electric Capital Corporation to Butler Service Group, Inc. pursuant to the Credit Agreement dated as of May 31, 1994 (as amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

     We are in the process of preparing the necessary modification agreements to evidence the Loan Increase. However, you have informed us that you need to take advantage of the Loan Increase on or about this date. GECC is prepared to agree to your request subject to the following terms and conditions (notwithstanding that agreements evidencing the Loan Increase have not yet been executed):

     1.  The Maximum Revolving Loan shall be $55,000,000.

     2. On and after June 1, 1995, the interest rate on all Indebtedness under the Revolving Loan for all outstanding Indebtedness thereunder in excess of $50,000,000 shall bear interest at the annual rate of five hundred basis points (5.00%) in excess of the Index Rate in accordance with the terms of the Credit Agreement. All outstanding Indebtedness under the Revolving Loan in the amount of $50,000,000 or less shall continue to bear interest as set forth in the Credit Agreement.

     3. For each calendar day on and after June 1, 1995, that the outstanding indebtedness under the Revolving Loan exceeded or exceeds the Borrowing Base, you shall pay to GECC the amount of $2,000, which amount shall be deemed one of the Fees.
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     4.  The terms and conditions set forth in Paragraphs 1, 2 and 3 above shall expire on July 5, 1995, unless you shall have entered into agreements requested by GECC in its sole discretion to evidence the Loan Increase on or before such date.

     5. Except as set forth above, all the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

                                                        GENERAL ELECTRIC CAPITAL
                                                        CORPORATION


                                                By__________________________
                                                  Martin S. Greenberg
                                                  Its Duly Authorized Signatory

Agreed to and accepted.

BUTLER SERVICE GROUP, INC.


By__________________________
 Raymond J. Lacroix
 Its Senior Vice President and
     Chief Financial Officer


BUTLER INTERNATIONAL, INC.


By__________________________
 Raymond J. Lacroix
 Its Senior Vice President and
     Chief Financial Officer


BUTLER SERVICE GROUP, CANADA, LTD.


By__________________________
 Raymond J. Lacroix
 Its Senior Vice President and
     Chief Financial Officer